[EXHIBIT 3]

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                               (Amendment No. 2)*


                                 PRESSTEK, INC.
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                                (Name of Issuer)


                     Common Stock, par value $.01 per share
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                         (Title of Class of Securities)



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                                 (CUSIP Number)




R. Reid Haney, Esquire, Post Office Box 71, Tampa, Florida 33601  813/222-8705
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                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)


                                 August 5, 1994
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                      (Date of Event which Requires Filing
                               of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of the Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with this statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

** All ownership percentages set forth herein assume that there are 5,322,598 shares outstanding.


                        (Continued on following page(s))

CUSIP No.                       SCHECULE 13D                   Page 2 of 5 Pages


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   1   NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

       JOHN T. OXLEY   ###-##-####
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   2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                             (a)  [ ]
                                                             (b)  [X]
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   3   SEC USE ONLY


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   4   SOURCE OF FUNDS*

       PF
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   5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                         [  ]

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   6   CITIZENSHIP OR PLACE OF ORGANIZATION

       USA
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   NUMBER OF      7    SOLE VOTING POWER
     SHARES            398,000
  BENEFICIALLY    --------------------------------------------------------------
    OWNED BY      8    SHARED VOTING POWER
      EACH             25,000
   REPORTING      --------------------------------------------------------------
     PERSON       9    SOLE DISPOSITIVE POWER
      WITH             398,000
                  --------------------------------------------------------------
                  10   SHARED DISPOSITIVE POWER

                       25,000
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  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          398,000
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  12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
                                                                      [X]

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  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          7.48%
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  14   TYPE OF REPORTING PERSON*

          IN
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                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

     INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEM 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                                 AMENDMENT NO. 2
                             SCHEDULE 13D STATEMENT

     This Second amendment to Schedule 13D (the "Second Amendment") constitutes the Second Amendment to Schedule 13D filed with the Securities and Exchange Commission by John T. Oxley (the "Reporting Person") with respect to the Common Stock, par value $.01 per share (the "Common Stock ) of Presstek, Inc., a Delaware corporation (the "Issuer"). The Schedule 13D is hereby amended as follows:

Item 3.   Source and Amount of Funds or Other Consideration.

          Between January 5, 1994 and August 9, 1994, the Reporting Person has purchased for his own account 69,500 shares of the Common Stock of the Issuer for an aggregate amount of $2,123,202.25. All funds utilized for these purchases came from personal funds of the Reporting Person.

          Between January 4, 1994 and August 9, 1994, the Reporting Person, as trustee, also purchased, in the name of The Oxley Foundation, an additional 10,000 shares of the Common Stock of Issuer for an aggregate amount of $390,008. These purchases raise The Oxley Foundation's holdings of the Common Stock to 25,000 shares. The Reporting Person hereby disclaims beneficial ownership of all shares of the Common Stock held by The Oxley Foundation. The Oxley Foundation is a trust established under the laws of the State of Oklahoma (see
          Item 5).

Item 5.   Interest in Securities of the Issuer.

          (a) Following the purchases reported herein, the Reporting Person owns directly 398,000 shares (7.48%) of the Common Stock and The Oxley Foundation owns directly 25,000 shares (0.47%) of Common Stock.

          (b) Mr. Oxley possesses the sole power to vote and to direct the disposition of 398,000 shares and the shared power to vote and to direct the disposition of the remaining 25,000 shares. By virtue of his shared power to direct the purchase or sale of securities for The Oxley Foundation, Mr. Oxley may be deemed the beneficial owner of the 25,000 shares of Common Stock owned by The Oxley Foundation. The Reporting Person hereby disclaims beneficial ownership of all shares of the Common Stock held by The Oxley Foundation and, pursuant to Rule 13d-4 [17 CFR 240.13d-4] promulgated under the Securities Exchange Act of 1934 (the '34 Act"), the filing of this statement shall not be construed as an admission that the Reporting Person is, for the purposes of section 13(d), or 13(g) of the '34 Act, the beneficial owner of any securities purchased for the account of The Oxley Foundation.

          (c) The Reporting Person has effected the following transactions in the Common Stock since the date of the filing of the initial
               Schedule 13D:

                                     NUMBER OF SHARES       PRICE PER
          DATE OF TRANSACTION            PURCHASED            SHARE
          -------------------            ----------           -----
               01/07/94                    6,500             27 1/4
               02/15/94                    4,500             30 1/4
               02/17/94                    6,000             30 3/8
               02/18/94                    1,000             30 3/8
               04/20/94                    5,000             24 1/4
               06/09/94                   30,000             27 1/2
               08/09/94                   16,500             39
                                           -----
                                          69,500

          The Oxley Foundation has effected the following transactions in the Common Stock since the date of the filing of the initial Schedule 13D:

                                     NUMBER OF SHARES
          DATE OF TRANSACTION            PURCHASED         PRICE PER SHARE
          -------------------            ---------         ---------------
               08/05/94                    5,000               39
               08/09/94                    5,000               39
                                           -----
                                          10,000

          All transactions were effected through brokers.

                                   SIGNATURES

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated:  August 11, 1994.

                                           /s/ John T. Oxley
                                           -----------------------------------
                                           John T. Oxley, the Reporting Person